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                                                                   EXHIBIT 3.2
                       CHAMBERS DEVELOPMENT COMPANY, INC.

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                                    BY-LAWS

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                                   ARTICLE I

                                    OFFICES


 Section 1. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

 Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

 Section 1. All meetings of the shareholders shall be held in the City of Pittsburgh, Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors or at such place either within or without the State of Delaware as may be designated from time to time by the Board of Directors.

 Section 2. An annual meeting of shareholders, commencing with the year 1986, shall be held on either (a) the third Wednesday in April if not a legal holiday and, if a legal holiday, then on the next succeeding business day which is not a legal holiday or (b) on any business day which is not a legal holiday in April or May as determined by the Board of Directors; at which meeting the shareholders shall elect in accordance with the corporation's Certificate of Incorporation and By-laws a Board of Directors, and transact such other business as may properly be brought before the meeting.

 Section 3. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time only by the Board of Directors pursuant to a resolution approved by the majority of the entire Board of Directors. Business transacted at all special meetings shall be limited to the purposes stated in the notice.

 Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.
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 Section 5.  The holders of issued and outstanding shares of the stock of the corporation entitled to vote and representing a majority of the voting power of the corporation, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or by these By-Laws. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting at such time and place as they may determine, but in case of any meeting called for the election of directors such meeting may be adjourned only from day to day or such longer periods not exceeding fifteen days each as the holders of a majority of the shares present in person or by proxy shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

 Section 6. When a quorum is present or represented at any meeting, the vote of the majority of the voting power of the corporation, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

 Section 7. (a) Except as expressly provided herein or in the Certificate of Incorporation, at every meeting of shareholders of the corporation, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the corporation and every holder of Common Stock shall be entitled to ten votes in person or by proxy for each share of Common Stock standing in his name on the transfer books of the corporation. At every meeting of the shareholders called for the election of directors, the holders of Class A Common Stock entitled to vote shall be entitled to elect one-quarter (1/4) of the number of directors to be elected at such meeting and if one-quarter (1/4) of such number of directors is not a whole number, then the holders of Class A Common Stock entitled to vote shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of Common Stock shall have no voting rights with respect to the election of such directors. The holders of Common Stock and Class A Common Stock entitled to vote, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting.

    (b) Except as may otherwise be provided herein or required by law or by the Certificate of Incorporation, the holders of Class A Common Stock and Common Stock shall vote together as a single class.





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 Section 8.  Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders.

                                  ARTICLE III

                                   DIRECTORS

 Section 1. The number of directors which shall constitute the whole Board shall be fixed, from time to time, by resolution of a majority of the entire Board of Directors, provided that the number shall not be fixed at less than five directors. At the 1986 annual meeting of shareholders, the term of the then existing directors shall expire and the directors shall be divided into three classes, with each class being as nearly equal in number as possible. At such meeting, one class of directors shall be elected for a one-year term, one class for a two-year term, and one class for a three-year term. At each succeeding annual meeting of the shareholders, successors to the class of directors whose term expires in that year will be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all the classes as nearly equal in number as possible and any additional director elected to any class shall hold office for a term which shall coincide with the term of such class.

 Section 2. Except as otherwise provided, herein or in the Certificate of Incorporation, no director shall be removed without a 66 2/3% vote of the voting power of the corporation in favor of such removal, unless a majority of the Board of Directors has previously voted in favor of said removal, in which case the shareholder voting requirements specified under Delaware General Corporation Law shall apply.

 Section 3. Newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of all of the remaining directors then in office, even if less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders.

 Section 4. If, during the interval between annual meetings of shareholders for the election of directors, the number of directors who have been elected by either the holders of Class A Common Stock entitled to vote or by the holders of Common Stock and Class A Common Stock entitled to vote, shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of all the remaining directors then in office, even if less and a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directors designated by the holders of Class A Common Stock entitled by vote may be removed from office by vote of the holders of a majority of the shares of Class A Common Stock entitled to vote.





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 Section 5.  The business of the corporation shall be managed by its Board of
Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

 Section 6. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of at least a majority of the Board at a duly convened meeting, or by unanimous written consent. Special meetings of the Board of Directors may be called by the President on two days notice to each director, either personally or by mail or by telegram; special meetings may also be called by the President or Secretary in like manner and on like notice on the written request of two directors.

 Section 7. One or more directors or shareholders may participate in a meeting of the Board of Directors or a committee of the Board of Directors or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participating in such a meeting shall constitute attendance at the meeting.

 Section 8. At all meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

 Section 9. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate actions as though it had been authorized at a meeting of the Board of Directors.

 Section 10. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum, and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

 Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.





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 Section 12.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

 Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    NOTICES

 Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram.

 Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V

                                    OFFICERS

 Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, one or more Vice Chairmen of





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the Board, a President, Vice President, a Secretary and a Treasurer, all of
whom shall be natural persons of full age. The Board of Directors may also choose additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two of the aforesaid offices, except those of President and Vice President or President and Secretary, may be held by the same person.

 Section 2. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

 Section 3. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

 Section 4. The Chairman shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

 Section 5. The Vice Chairman, or if there shall be more than one, the Vice Chairmen in the order determined by the Board of Directors, shall, in the extraordinary absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

 Section 6. The President shall be the chief operating officer of the corporation and shall have active management of the business of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

 Section 7. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the extraordinary absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

 Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors,





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affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signing of an Assistant Secretary.

 Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

 Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

 Section 11. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

 Section 12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or the disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES OF SHARES

 Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

 Section 2. Every share certificate shall be signed by the President or Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal which may be facsimile, engraved or printed.





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 Section 3.  The Board of Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

 Section 4. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

 Section 5. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

 Section 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.





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 Section 2.  To the fullest extent permitted by Section 145 of the Delaware
General Corporation Law or any successor provision thereto, (A) the corporation shall (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, and (B) the corporation may (1) indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and (2) pay expenses incurred by such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The foregoing indemnification and advancement of expenses provisions shall not be deemed exclusive of any other rights to indemnification or advancement of expenses to which any such person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Any change in law that purports to restrict the ability of the corporation to indemnify or advance expenses to any such person shall not affect the corporation's or right to indemnify and advance expenses to any such person with respect to any action, claim, suit or proceeding that occurred or arose or that is based on events or acts that occurred or arose prior to such change in law.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

 Section 1. Dividends upon the shares of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law and to the provisions of the Certificate of Incorporation. Dividends may be paid in cash, in property, or in shares of stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the director shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

 Section 2. The directors shall be required to send, or cause to be sent, to the shareholders annual financial reports.





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 Section 3.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

 Section 4. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

 Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Seal" and "Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

 Section 1. These By-Laws may be altered, amended or repealed by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose.





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